CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement File No. 033-52050 on Form S-6 of our report dated April 9, 2020, relating to the statutory-basis financial statements of New England Life Insurance Company, appearing in the Prospectus Supplement, which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus Supplement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 23, 2020